UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2009

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the private offering of the Notes, as described below in Item 8.01 of this Current Report, Casella Waste Systems, Inc. (the “Company”) is working to complete the refinancing of its senior first lien credit facilities, consisting of a revolving credit facility expected to be in the principal amount of $177.5 million, including letters of credit, and a term loan expected to be in the principal amount of  $130.0 million.  The Company expects to have the right to increase the amount of the revolving credit facility and/or the term loan by an aggregate amount of $42.5 million, in its discretion, subject to certain conditions.  The Company expects to close the refinancing on July 9, 2009, simultaneously with the issuance of the Notes.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words like “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, “seeks” and “targets” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates as well as the successful completion of the Notes offering and the refinancing of the senior first lien credit facilities on the terms described herein and management’s beliefs and assumptions, and should be read in conjunction with the Company’ s consolidated financial statements and the notes to the consolidated financial statements included in the documents the Company files from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company cannot guarantee that it actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within the Company’s control. Actual results may differ materially from those set forth in forward-looking statements.  The Company undertakes no obligation, and specifically declines any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01.  Other Events.

On July 1, 2009, the Company announced the pricing of its previously announced private offering of senior secured second lien notes due 2014 (the "Notes"). The aggregate principal amount of the Notes was $180 million. The Company elected to reduce the size of the offering from $205 million, as previously announced, to $180 million and increased the amount of the term loan under the Company’s restated first lien credit facilities referenced above from $100 million to $130 million. The Company expects that the term loan will bear interest at a lower rate than that payable on the Notes. The Notes offering was oversubscribed. The issuance of the Notes is anticipated to close on July 9, 2009. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1         Press release of Casella Waste Systems, Inc. dated July 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: July 1, 2009	By:	/s/ John S. Quinn

John S. Quinn
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Casella Waste Systems, Inc. dated July 1, 2009